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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 8, 2001
                                                  ----------------

                               Memry Corporation
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            (Exact name of registrant as specified in its charter)

      Delaware                          0-14068                  06-1084424
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  (State or other                     (Commission               (IRS Employer
   jurisdiction of                    File Number)           Identification No.)
   incorporation)


          57 Commerce Drive, Brookfield, Connecticut             06804
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           (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code      (203) 740-7311
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         (Former name or former address, if changed since last report)

                                                               Page 1 of 3 Pages
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Item 2.   Acquisition or Disposition of Assets.
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     On February 8, 2001, Memry Holdings, S.A. ("Holdings"), a Belgian
corporation and wholly-owned subsidiary of Memry Corporation (the "Company"), sold substantially all of its assets, which consist of all but one of the issued and outstanding shares of capital stock of Memry Europe, N.V., a Belgian corporation ("Memry Europe"), to Mr. Wilfried Van Moorleghem for a total consideration of $1,000,000 in cash plus the assumption of the liabilities of Memry Europe, pursuant to the terms of a Stock Purchase Agreement, dated February 8, 2001, by and between Holdings and Mr. Van Moorleghem. The amount of consideration received in connection with the sale of Holdings' assets was determined by virtue of negotiations between the Company and Mr. Van Moorleghem. Mr. Van Moorleghem was one of the owners of Memry Europe at the time that it was sold to Holdings in October of 1998.

     As part of the transaction, the Company entered into a license and supply agreement with Memry Europe pursuant to which the Company will grant to Memry Europe a royalty-bearing license to certain technologies and has agreed to supply Memry Europe with certain alloys and tubing.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (b)  Pro Forma Financial Information.

To be filed by amendment no later than April 23, 2001.

     (c)  Exhibits.

2.1 Stock Purchase Agreement, dated February 8, 2001, by and between Memry Holdings, S.A. and Mr. Wilfried Van Moorleghem.

10.1 License and Supply Agreement, dated February 8, 2001, by and between Memry Corporation and Memry Europe, N.V.

99.1 Press Release issued by Memry Corporation on February 8, 2001, in connection with the sale of the assets of Memry Holdings, S.A.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MEMRY CORPORATION

                                                /s/ James G. Binch
Date:  February 22, 2001                     By:________________________________
                                                James G. Binch
                                                Chairman and CEO